Exhibit 99.1

DTE Energy Announces Closing of DT Midstream’s Senior Notes

DETROIT — June 9, 2021 — DTE Energy Company (“DTE Energy”) (NYSE: DTE) today announced that DT Midstream, Inc. (“DT Midstream”), the new independent, publicly traded company that is expected to be formed through the planned spin-off of DTE Energy’s non-utility natural gas pipeline, storage and gathering business, has closed the previously announced offering (the “Offering”) of $1.1 billion of 4.125% Senior Notes due 2029 (the “2029 Notes”) and $1 billion of 4.375% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The Notes were issued by DT Midstream and guaranteed by certain of DT Midstream’s subsidiaries.

DT Midstream intends to use the net proceeds from the sale of the Notes for the repayment of intercompany obligations due to DTE Energy and the payment of a dividend to DTE Energy.

The Notes were sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

DT Midstream has filed the Form 10 registration statement with the Securities and Exchange Commission in connection with the planned spin-off. Completion of the spin-off is subject to the satisfaction or waiver of certain conditions. Under the separation plan, DTE Energy shareholders will retain their shares of DTE Energy stock and receive a pro-rata dividend of shares of DT Midstream stock. The separation transaction is expected to be tax-free to DTE Energy and its shareholders for U.S. federal income tax purposes.

Forward looking statements

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s intent to spin-off DT Midstream and DTE Energy’s related preliminary strategic, operational and financial considerations. The statements with respect to the separation transaction are preliminary in nature and subject to change as additional information becomes available. The separation transaction will be subject to the satisfaction of conditions and there is no assurance that such separation transaction will in fact occur. Many factors impact forward-looking statements including, but not limited to: changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors, transporters and gatherers; changes in expected production from Indigo Natural Resources, LLC and/or its affiliates, Southwestern Energy Company and/or its affiliates, Antero Resources Corporation and/or its affiliates and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; competition from the same and alternative energy sources; our ability to successfully implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to complete acquisitions; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities; energy efficiency and technology trends; operating hazards and other risks incidental to gathering, storing and transporting natural gas; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the suspension, reduction or termination of our customers’ obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business depends; the effects of future litigation; the qualification of the spin-off as a tax-free distribution; our ability to achieve the benefits we expect to achieve as an independent publicly traded company; and our dependence on DTE Energy to provide us with certain services following the spin-off. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For further information, members of the media may call:

Pete Ternes, DTE Energy, 313.235.5555